Calculation of Filing Fee Tables
S-8
SCHWAB CHARLES CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	457(a)	781,358	$ 94.66	$ 73,963,348.28	0.0001381	$ 10,214.34
Total Offering Amounts:						$ 73,963,348.28		$ 10,214.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,214.34
Offering Note
[1]	(1) In connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 5, 2025 (the "Merger Agreement" and the effective time of such closing, the "Effective Time"), by and among Forge Global Holdings, Inc. ("Forge"), Ember-Falcon Merger Sub, Inc. and The Charles Schwab Corporation (the "Registrant"), the Registrant assumed (i) the Amended and Restated Forge Global Holdings, Inc. 2025 Inducement Plan (the "2025 Plan") and (ii) the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan (the "2022 Plan"). The Registration Statement on Form S-8 to which this Exhibit 107 is attached (the "Registration Statement") registers 781,358 shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock"), including (i) 122,356 shares of Common Stock that may be issuable upon the vesting or settlement of restricted stock unit awards or performance stock unit awards granted under the 2025 Plan and (ii) 659,002 shares of Common Stock that may be issuable upon the vesting or settlement of restricted stock unit awards or performance stock unit awards granted under the 2022 Plan. (2) The proposed maximum offering price per share and maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rule 457(c) and Rule 457(h) promulgated thereunder, using the average of the high and low prices per share of the common stock, par value $0.01 per share, of The Charles Schwab Corporation as reported on the New York Stock Exchange on February 25, 2026 ($94.66 per share), which date is within five business days of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A